Exhibit 23.2
                      Consent of Deloitte and Touche L.L.P.

[LOGO]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Omega Financial Corporation on Form S-8 (File No. 33-15780 and File No. 33-82214) of the report of Deloitte & Touche LLP dated January 28, 1994, on Penn Central Bancorp, Inc. and subsidiaries appearing in thew Annual report on Form 10-K of Omega Financial Corporation for the year ended December 31, 1995.


Deloitte & Touche LLP
Pittsburgh, PA.
March 25, 1996